Joint Filer Information

Name:        Fir Tree Value Master Fund, L.P.

Address:     c/o Fir Tree, Inc., 505 Fifth Avenue, 23rd Floor, New York, NY 10017

Designated Filer:  Fir Tree, Inc.

Issuer & Ticker Symbol:  Noble Corporation plc [NE]

Date of Event Requiring Statement:  August 27, 2014

Signature:     FIR TREE VALUE MASTER FUND, LP

                    BY:  Fir Tree Inc., its Manager

                    BY:  /s/ James Walker

                            Name:   James Walker

                            Title: Managing Director